Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

AEROHIVE NETWORKS, INC.

Aerohive Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Aerohive Networks, Inc.

The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 2006, the Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2006, the Corporation’s Certificate of Amendment of the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 2007, the Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13, 2007, the Corporation’s Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 27, 2008, the Corporation’s Certificate of Amendment No. 2 of the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 7, 2009, the Corporation’s Certificate of Amendment No. 3 of the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 18, 2009, the Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 2010, the Corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 14, 2011, the Corporation’s Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 25, 2011, and the Corporation’s Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 14, 2012.

B. This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Sixth Amended and Restated Certificate of Incorporation.

C. This Seventh Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law of Delaware.

D. The text of the Corporation’s Sixth Amended and Restated Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Aerohive Networks, Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by David Flynn, a duly authorized officer of the Corporation, on August 22, 2012.

/s/ David Flynn
David Flynn, Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is Aerohive Networks, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The total number of shares of capital stock that the Corporation shall have authority to issue is 196,339,932, consisting of 125,000,000 shares of Common Stock, US$0.001 par value per share (the “Common Stock”), and 71,339,932 shares of Preferred Stock, US$0.001 par value per share (the “Preferred Stock”). The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 14,206,895 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 12,570,990 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 25,414,912 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 14,048,100 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 5,099,035 shares.

ARTICLE V

The rights, preferences and restrictions granted to and imposed on the Common Stock and Preferred Stock are as follows:

1. Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a) “Conversion Price” shall mean $0.29 per share of Series A Preferred Stock, $1.4453 per share of Series B Preferred Stock, $1.107 per share of Series C Preferred Stock, $1.7796 per share of Series D Preferred Stock, and $4.4126 per share of Series E Preferred Stock (in each case, subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock or for other Convertible Securities.

(c) “Corporation” shall mean Aerohive Networks, Inc.

(d) “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, provided such repurchase is approved by holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis) and (iv) any other repurchase or redemption of capital stock of the Corporation approved by holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis).

(e) “Dividend Rate” shall mean for each share of Preferred Stock, an annual rate of eight percent (8%) of the Original Issue Price of the applicable series of Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(f) “Liquidation Preference” shall mean for each share of Preferred Stock, the Original Issue Price of the applicable series of Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(g) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(h) “Original Issue Date” shall mean the date on which the first shares of Series E Preferred Stock are issued.

(i) “Original Issue Price” shall mean US$0.29 per share for the Series A Preferred Stock, US$1.6228 per share for the Series B Preferred Stock, US$1.107 per share for the Series C Preferred Stock, US$1.7796 per share for the Series D Preferred Stock, and US$4.4126 per share for the Series E Preferred Stock (in each case, subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(j) “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

(k) “Recapitalization” shall mean any stock dividend, stock split, share combination or consolidation, subdivision, reorganization, recapitalization, reclassification or other similar event in relation to the stock of the Corporation.

2. Dividends.

(a) Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock, on a pari passu basis, shall be entitled to receive dividends when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for the applicable series of Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions in any calendar year shall be made with respect to the Common Stock until all dividends on the Preferred Stock required pursuant to the preceding sentence have been paid or set aside for payment to the Preferred Stock holders. Declared but unpaid dividends with respect to a share of Preferred Stock shall, upon conversion of such share into Common Stock, be paid to the extent assets are legally available therefore either in cash or in Common Stock. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b) Additional Dividends. After the payment or setting aside for payment of the dividends described in Section 2(a) hereof, any additional dividends (other than dividends on Common Stock payable solely in Common Stock) declared or paid in any fiscal year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted into Common Stock at the then-effective Conversion Rate (as defined in Section 4 hereof).

(c) Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property on the date of payment as determined in good faith by the Board of Directors.

(d) Consent to Certain Distributions. As authorized by Section 402.5(c) of the California Corporations Code, if Section 502 or Section 503 of the California Corporations Code is applicable to a payment made by the Corporation then such applicable section or sections shall not apply if such payment is a payment made by the Corporation in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, provided such repurchase is approved by holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis) or (iv) any other repurchase or redemption of capital stock of the Corporation approved by holders of at least a majority of the then outstanding shares of Preferred Stock (voting on an as-converted basis).

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any Liquidation Event (as defined below), the holders of Preferred Stock, on a pari passu basis, shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for the applicable series of Preferred Stock and (ii) all declared but unpaid dividends (if any) on the applicable series of Preferred Stock. If, upon the occurrence of such Liquidation Event, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b) Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Series A Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate.

(c) Waiver of Liquidation Preference. Notwithstanding anything herein to the contrary, the Liquidation Preference payable to a series of Preferred Stock upon a Liquidation Event as set forth in this Section 3 may be waived only with the consent or vote of the holders of the majority of the outstanding shares of such series.

(d) Reorganization. For purposes of this Section 3, a “Liquidation Event” shall be deemed to be occasioned by, or to include, (i) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of outstanding capital stock of this Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the outstanding capital stock of this Corporation or the surviving or acquiring entity), (ii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this Corporation’s securities), of this Corporation’s outstanding securities if, immediately after such closing, such person or group of affiliated persons would hold at least a majority of the outstanding voting power of the capital stock of this Corporation, (iii) a sale, lease, exclusive license or other conveyance of all or substantially all of the assets of the Corporation, or (iv) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state or jurisdiction of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Preferred Stock in a financing shall not be deemed a Liquidation Event.

(e) Notwithstanding the foregoing, upon any Liquidation Event, then each holder of Preferred Stock shall be entitled to receive, for each share of each series of Preferred Stock then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares in a Liquidation Event pursuant to Section 3(a) (without giving effect to this Section 3(e)) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event, giving effect to this Section 3(e) with respect to all series of Preferred Stock simultaneously.

(f) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, including the consent of at least two (2) of the Preferred Directors (as defined herein), except that any publicly-traded securities to be distributed to stockholders in a Liquidation Event shall be valued as follows:

(i) If the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this Section 3(e), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event may be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event that have been approved by the Board of Directors.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series of Preferred Stock by the Conversion Price for such series. The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the aggregate gross proceeds to the Corporation equals or exceeds US$30,000,000 (before deducting underwriting discounts and commissions and offering expenses), (ii) with respect to the conversion of shares of Series A Preferred Stock only, upon the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock (voting separately as a class), (iii) with respect to the conversion of the Series B Preferred Stock only, upon the date specified by written consent or agreement of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock (voting separately as a class), (iv) with respect to the conversion of the Series C Preferred Stock only, upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred Stock, (v) with respect to the conversion of the Series D Preferred Stock only, upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock or (vi) with respect to the conversion of the Series E Preferred Stock only, upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series E Preferred Stock (each of the events referred to in (i), (ii), (iii), (iv), (v) and (vi) are referred to herein as an “Automatic Conversion Event”).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the applicable Conversion Price. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (ii) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, if applicable, a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, a Liquidation Event or a financing or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this Section 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) hereof, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock (or Options or Convertible Securities) issued or issuable (or, pursuant to Section 4(d)(iii) hereof, deemed to be issued or issuable):

(1) pursuant to that certain Series E Preferred Stock Purchase Agreement by and among the Corporation and the additional parties named therein, dated as of the Original Issue Date;

(2) upon conversion of Preferred Stock;

(3) upon exercise or conversion of Options or other arrangements to purchase Common Stock issued from time to time to employees, officers, directors or consultants of the Corporation pursuant to any plan or agreement approved by the Board of Directors;

(4) pursuant to Recapitalizations;

(5) upon exercise or conversion of Options, warrants, notes or other Convertible Securities outstanding on the Original Issue Date;

(6) in a firm commitment underwritten public offering under the Securities Act, or pursuant to the securities laws applicable to an offering in another jurisdiction pursuant to which securities will be listed on an internationally-recognized securities exchange;

(7) pursuant to any bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which transaction is approved by the Board of Directors and holders of at least a majority of the then outstanding Preferred Stock (voting together as a single class and on an as-converted basis);

(8) in connection with licensing or intellectual property transactions not related to the raising of capital by the Corporation; which transaction is approved by either (i) the Board of Directors including the affirmative vote or consent of at least two (2) Preferred Directors or (ii) holders of at least a majority of the then outstanding Preferred Stock (voting together as a single class and on an as-converted basis); and

(9) pursuant to other transactions expressly excluded from the definition of “Additional Shares of Common,” which transaction is approved by either (i) the Board of Directors including the affirmative vote or consent of at least two (2) Preferred Directors or (ii) holders of at least a majority of the then outstanding Preferred Stock (voting together as a single class and on an as-converted basis).

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1) no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event this Corporation shall, at any time after the Original Issue Date, issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii) hereof) without consideration or for a consideration per share less than, (A) with respect to the Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock in effect on the date of and immediately prior to such issue, (B) with respect to the Series B Preferred Stock and the Series C Preferred Stock, the Conversion Price for the Series C Preferred Stock in effect on the date of and immediately prior to such issue, (C) with respect to the Series D Preferred Stock, the Conversion Price for the Series D Preferred Stock in effect on the date of and immediately prior to such issue, or (D) with respect to the Series E Preferred Stock, the Conversion Price for the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by, (AA) with respect to the Series A Preferred Stock, a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price for the Series A Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued, (BB) with respect to the Series B Preferred Stock and the Series C Preferred Stock, a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price for the Series C Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued, (CC) with respect to the Series D Preferred Stock, a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price for the Series D Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued, or

(DD) with respect to the Series E Preferred Stock, a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price for the Series E Preferred Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced at such time if the amount of such reduction would be less than US$0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal US$0.01 or more in the aggregate. For the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) hereof shall be determined by dividing

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 hereof, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series either before or after the issuance causing the adjustment.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

(a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together, on an as-converted basis, and not as separate classes.

(b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded.

(d) Election of Directors. So long as at least 1,000,000 shares (as adjusted for Recapitalizations) of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors (the “Series A Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and may in like manner remove with or without cause any Series A Director so appointed and may in like manner appoint another person in his or her stead. So long as at least 1,000,000 shares (as adjusted for Recapitalizations) of Series D Preferred Stock remain outstanding, the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (the “Series D

Director” and together with the Series A Directors, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and may in like manner remove with or without cause the Series D Director so appointed and may in like manner appoint another person in his or her stead. The holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors (the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and may in like manner remove with or without cause any Common Director so appointed and may in like manner appoint another person in his or her stead. The holders of Preferred Stock (excluding for this purpose shares of the Series E Preferred Stock) and Common Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect any remaining directors of the Corporation’s Board of Directors (the “At-Large Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and may in like manner remove with or without cause any such director so appointed and may in like manner appoint another person in his or her stead.

(e) Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote or consent of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

(f) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(g) California Section 2115. So long as Section 2115 of the California Corporations Code purports to make Section 708 subdivisions (a), (b) and (c) of the California Corporations Code applicable to the Corporation, the Corporation’s stockholders shall have the right to cumulate their votes in connection with the election of directors as provided by Section 708 subdivisions (a), (b) and (c) of the California Corporations Code.

6. Amendments and Changes.

(a) Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Preferred Stock remain outstanding, the Corporation shall not effect or validate any of the following actions (either directly or indirectly, by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of the Preferred Stock (voting on an as-converted basis):

(i) increase or decrease the authorized number of directors or other modification of the composition of the Board of Directors as set forth in Section 5(d) hereof;

(ii) authorize, declare or pay any dividend (other than in shares of Common Stock) to holders of the Common Stock or Preferred Stock or any series thereof, whether payable in cash or otherwise;

(iii) authorize, create (by reclassification or otherwise), designate or issue any new class or series of shares or securities convertible into such class or series of shares having rights, preferences or privileges senior to or on a parity with the Preferred Stock, including any redemption, liquidation preference, voting or dividend rights, or any increase in the authorized or designated number of any such new class or series of shares;

(iv) increase or decrease (other than for decreases resulting from conversion of Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock or any series thereof;

(v) cause or permit the redemption, repurchase or other acquisition, directly or indirectly, by the Corporation or through its subsidiaries or otherwise of Common Stock or Preferred Stock other than (i) repurchases or redemptions of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their services pursuant to agreements providing for the right of said repurchase or redemption, or (ii) repurchases or redemptions of Common Stock issued to or held by employees, officers, directors, or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights;

(vi) enter into any transaction or series of related transactions deemed to constitute a Liquidation Event pursuant to Sections 3(d)(i), (ii) or (iii) (with respect to the Corporation and/or any subsidiary thereof);

(vii) authorize, cause, or permit any voluntary dissolution or liquidation of the Corporation or any of its subsidiaries or any reclassification or recapitalization of the outstanding capital stock of the Corporation or any of its significant subsidiaries; or

(viii) increase the number of shares authorized for issuance under any stock or option plan in existence as of the filing of this Certificate of Incorporation or create any new stock or option plan.

(b) Series A Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Series A Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction, in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series A Preferred Stock, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock (voting on an as-converted basis), it being understood that the mere authorization of any class or series of stock with rights that are pari passu or senior to the rights of the Series A Preferred Stock shall not be deemed to adversely affect the rights, preferences, privileged and restrictions of the Series A Preferred Stock and accordingly shall not require the separate approval of the holders of Series A Preferred Stock pursuant to this Section 6(b).

(c) Series B Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Series B Preferred Stock remain outstanding, the

Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction, in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series B Preferred Stock, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred Stock (voting on an as-converted basis), it being understood that the mere authorization of any class or series of stock with rights that are pari passu or senior to the rights of the Series B Preferred Stock shall not be deemed to adversely affect the rights, preferences, privileged and restrictions of the Series B Preferred Stock and accordingly shall not require the separate approval of the holders of Series B Preferred Stock pursuant to this Section 6(c).

(d) Series C Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Series C Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction, in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series C Preferred Stock, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred Stock (voting on an as-converted basis), it being understood that the mere authorization of any class or series of stock with rights that are pari passu or senior to the rights of the Series C Preferred Stock shall not be deemed to adversely affect the rights, preferences, privileged and restrictions of the Series C Preferred Stock and accordingly shall not require the separate approval of the holders of Series C Preferred Stock pursuant to this Section 6(d).

(e) Series D Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Series D Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction, in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series D Preferred Stock, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock (voting on an as-converted basis), it being understood that the mere authorization of any class or series of stock with rights that are pari passu or senior to the rights of the Series D Preferred Stock shall not be deemed to adversely affect the rights, preferences, privileged and restrictions of the Series D Preferred Stock and accordingly shall not require the separate approval of the holders of Series D Preferred Stock pursuant to this Section 6(e).

(f) Series E Preferred Stock Protective Provisions. So long as at least 1,000,000 shares (as adjusted for any Recapitalizations) of Series E Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, including, without limitation, by operation of a merger, consolidation, reorganization or similar transaction, in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series E Preferred Stock, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of Series E Preferred Stock (voting on an as-converted basis), it being understood that the mere authorization of any class or series of stock with rights that are pari passu or senior to the rights of the Series E Preferred Stock shall not be deemed to adversely affect the rights, preferences, privileged and restrictions of the Series E Preferred Stock and accordingly shall not require the separate approval of the holders of Series E Preferred Stock pursuant to this Section 6(f).

7. Certain Board of Directors Approvals. So long as at least 1,000,000 shares (as adjusted for Recapitalizations) of Preferred Stock remain outstanding, the Corporation shall not, and shall cause its significant subsidiaries not to, without obtaining the approval of at least a majority of the members of the Board of Directors:

(a) adopt or change the terms of any bonus or profit sharing scheme or any employee stock option or stock participation scheme or plan;

(b) increase or decrease the authorized number of members of the Board of Directors;

(c) establish any new direct or indirect subsidiary of the Corporation (other than a shell company) or enter into any contractual arrangement to, directly or indirectly, acquire any equity interest in or otherwise control, another business entity;

(d) dispose of, in any manner, the whole or a substantial part of the Corporation or its significant subsidiaries’ intellectual property, goodwill or assets;

(e) amend the accounting policies or change the financial year of the Corporation or its subsidiaries;

(f) hire or terminate any executive officer, key manager, or financial controller (or equivalent financial officer), or fix or alter their compensation or terms of employment;

(g) borrow any money or obtain any financial facilities;

(h) create, allow to arise or issue any debt instrument or debenture constituting a pledge, lien, or charge on all or any of the assets or rights (including intellectual property rights) of the Corporation or any of its subsidiaries;

(i) approve or make adjustments to terms of transactions involving the interest of any director, executive officer or stockholder of the Corporation or any of its subsidiaries, including without limitation the making of any loans or advances (other than travel advances in accordance with the Corporation’s or any of its subsidiaries’ travel policies), whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director, executive officer or stockholders;

(j) make any substantial change in the Corporation’s business plan or business as now conducted or in its business activities;

(k) appoint or change the auditors of the Corporation or any of its significant subsidiaries; or

(l) issue any Options or other arrangements for the purchase of Common Stock to any employees, officers, directors or consultants.

8. Redemption. The Preferred Stock shall not be redeemable at the option of the holders thereof.

9. Notices. Any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, but subject to the approval required under ARTICLE V, Section 6(a), the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1. To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

2. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the General Corporation Law of Delaware permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable law (statutory or non-statutory) with respect to actions for breach of duty to this Corporation, its stockholders, and others.

3. Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE X, shall eliminate or reduce the effect of this ARTICLE X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AEROHIVE NETWORKS, INC.

Aerohive Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Aerohive Networks, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 2006.

2. Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation further amends the provisions of the Corporation’s Seventh Amended and Restated Certificate of Incorporation.

3. Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation, declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing that the terms and provisions of this Certificate of Amendment be submitted to and considered by the stockholders of the Corporation for approval.

4. The terms and provisions of this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation entitled to vote thereon, in lieu of a meeting and vote of stockholders, pursuant to Sections 228 and 242 of the DGCL.

5. Article IV of the Seventh Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 205,606,170, consisting of 132,000,000 shares of Common Stock, US$0.001 par value per share (the “Common Stock”), and 73,606,170 shares of Preferred Stock, US$0.001 par value per share (the “Preferred Stock”). The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 14,206,895 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 12,570,990 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 25,414,912 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 14,048,100 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 7,365,273 shares.”

IN WITNESS WHEREOF, Aerohive Networks, Inc. has caused this Certificate of Amendment to be signed by David Flynn, a duly authorized officer of the Corporation, on June 25, 2013.

/s/ David Flynn
David Flynn, Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AEROHIVE NETWORKS, INC.

Aerohive Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Aerohive Networks, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 2006.

2. Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation further amends the provisions of the Corporation’s Seventh Amended and Restated Certificate of Incorporation.

3. Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation, declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing that the terms and provisions of this Certificate of Amendment be submitted to and considered by the stockholders of the Corporation for approval.

4. The terms and provisions of this Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation entitled to vote thereon, in lieu of a meeting and vote of stockholders, pursuant to Sections 228 and 242 of the DGCL.

5. Article IV of the Seventh Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 205,840,897, consisting of 132,000,000 shares of Common Stock, US$0.001 par value per share (the “Common Stock”), and 73,840,897 shares of Preferred Stock, US$0.001 par value per share (the “Preferred Stock”). The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 14,206,895 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 12,570,990 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 25,414,912 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 14,048,100 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 7,600,000 shares.”

IN WITNESS WHEREOF, Aerohive Networks, Inc. has caused this Certificate of Amendment to be signed by David Flynn, a duly authorized officer of the Corporation, on August 23, 2013.

/s/ David Flynn
David Flynn, Chief Executive Officer